                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and in the Prospectus constituting part of such Registration Statement of PETsMART, Inc. and Subsidiaries of our report dated June 9, 1995, relating to the combined financial statements of Sporting Dog Specialties, Inc. and Affiliates which appears in the Annual Report or Form 10-K for the fiscal year ended February 2, 1997.

DAVIE, KAPLAN & BRAVERMAN, P.C.

Rochester, New York
November 21, 1997